Exhibit 99.1
NEWS RELEASE

CONTACT:	Richard Rovinelli Chief Administrative Officer/ Director of Human Resources (337) 235-2452
FOR IMMEDIATE RELEASE
PHI CONTINUES FLIGHT OPERATIONS
     LAFAYETTE, LA — September 22, 2006 — PHI, Inc. (“PHI”) (Nasdaq:PHII) (Nasdaq:PHIIK) reported today that the Office & Professional Employees International Union (“OPEIU”), the Union representing PHI’s domestic pilots, has made numerous false public statements regarding PHI’s flight activity. Contrary to the Union’s claims, during the period of the strike, the Company’s Gulf of Mexico Oil & Gas operations have completed approximately 80% of its normal flight volumes, and its Air Medical segment is operating at about 90% of the volume prior to the union job actions. PHI continues to provide the highest standard of flight safety and service to its customers. According to public statements by PHI’s primary customers, the impact to their operations has been minimal.
     PHI provides helicopter transportation and related services to a broad range of customers including the oil and gas industry, air medical industry and also provides third-party maintenance services to select customers. PHI Common Stock is traded on The Nasdaq National Market System (symbols PHII and PHIIK).
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